Exhibit 23.18

CONSENT OF STEPHEN KRAJEWSKI

The undersigned, Stephen Krajewski, hereby states as follows:

I, Stephen Krajewski, assisted with the preparation of the “10.65 MTPY Preliminary Feasibility Study, NI 43-101 Technical Report, Mt. Todd Gold Project, Northern Territory, Australia” dated January 28, 2011 for Vista Gold Corp. (the “Company”) (the “Technical Report”) portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”).

I hereby consent to the Summary Material and the reference to my name in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-172826, 333-180154 and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to Mt. Todd Gold Project included with such information, and the reference to my name as set forth above in the Form 10-K.

Date: March 12, 2013	By:	/s/ Stephen Krajewski

Name: Stephen Krajewski